EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN THE
BARCLAYS CEO ENERGY-POWER CONFERENCE

EL PASO, Texas – September 11, 2013 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will participate in the Barclays CEO Energy-Power Conference in New York City, on Thursday, September 12, 2013. The meeting materials will be available beginning Thursday, September 12, 2013, on the Investor Relations section of Western Refining’s website at www.wnr.com and will remain available on www.wnr.com in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.